Exhibit 10.1

FIRST AMENDMENT TO

CONFIDENTIAL SETTLEMENT AND MUTUAL RELEASE AGREEMENT

This First Amendment to Confidential Settlement and Mutual Release Agreement (this “Amendment”) between Apimeds Pharmaceuticals US, Inc., a Delaware corporation (“Company”), MindWave Innovations Inc, a Delaware corporation and a wholly owned subsidiary of the Company, (“MindWave”), Erik Emerson, individually and as Bio Business Representative under the Merger Agreement referenced below (“Emerson”), Lokahi Therapeutics, Inc., a Nevada corporation (“Lokahi,”) and FreeT Inc., a company organized under the laws of the Republic of Korea (f/k/a Inscobee Inc.) (“FreeT”), and Apimeds Inc., a South Korean corporation and wholly owned subsidiary of FreeT (“Apimeds Korea” together with Company, MindWave, Emerson, Lokahi, and FreeT, each a “Party” and collectively, the “Parties”) is dated September 10, 2026 (the “Signing Date”).

BACKGROUND

A. The Parties previously entered into that certain Confidential Settlement and Mutual Release Agreement dated April 24, 2026 (the “Original Agreement”). Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Original Agreement;

B. In connection with Section 23(j) of the Original Agreement, the Original Agreement may be amended by a written instrument signed by the Parties; and

C. By executing this Amendment, the Parties agree as follows:

AGREEMENT

1.	Amendment. Section 10(a) of the Original Agreement is deleted in its entirety and replaced with the following:

a.	“Company Board.

i. Interim Period. During the period of time between the Effective Date and the Preferred Stock Conversion, the Company’s Board of Directors shall consist solely of Elona Kogan, Carol O’Donnell, Dr. Bennett Weintraub, and Sungjoon Chae (such time period referred to as the “Interim Period”). No members of the Company’s board of directors shall be removed without the written consent of Menon and the Inscobee Parties until the completion of the Preferred Stock Conversion. Menon shall serve as Co-Chief Executive Officer of the Company. At the end of the Interim Period, Elona Kogan, Carol O’Donnell, and Dr. Bennett Weintraub shall each resign as directors of the Company.

ii. Post-Closing. Following the Interim Period, the Board shall consist of seven (7) members. Four (4) members of the Company’s board of directors shall be nominated by Mindwave and required to qualify as an independent director under the relevant listing rules, two (2) members of the Company’s board shall be nominated by Menon, one of whom shall be Menon and one (1) member shall be Sungjoon Chae. The parties will take all reasonable steps to ensure that the Company’s board complies with all requirements of the applicable listing exchange rules. No members of the Company’s Post-Closing board of directors shall be removed without the written consent of Menon.”

2.	Miscellaneous.

a.	Full Force and Effect; References to Original Agreement. Except only as expressly modified in this Amendment, the Original Agreement remains unmodified and is in full force and effect and binding upon the Parties in accordance with its terms. All of the representations, warranties, covenants, terms and conditions of the Original Agreement are unaffected by this Amendment and shall continue to be, and remain, in full force and effect in accordance with their respective terms as if fully restated in this Amendment. This Amendment shall inure to the benefit of and be binding upon the undersigned Parties and their respective legal representatives, successors and assigns. All references to “this Agreement” in the Original Agreement shall be deemed to refer to the Original Agreement, as amended by this Amendment.

b.	Counterparts. This Amendment may be executed in counterparts, each of which shall be an original for all purposes and all of which counterparts taken together shall constitute one and the same agreement. Signatures to this Amendment executed and/or transmitted by electronic means shall be valid and effective to bind the Party so signing.

c.	Governing Law. This Amendment and the rights and obligations of the Parties shall be interpreted, construed and enforced in accordance with the laws of the State of Delaware.

d.	Entire Agreement. The Original Agreement, as amended by this Amendment, contains the entire agreement of the Parties with respect of the subject and supersedes all prior conversations, discussions and agreements relating to the subject matter of this Amendment.

[Signatures follow.]

Each Party has executed this Amendment as of the Signing Date.

Apimeds Pharmaceuticals US, Inc., a Delaware corporation

By:	/s/ Dr. Vin Menon
Name:	Dr. Vin Menon
Title:	Co-Chief Executive Officer

MindWave Innovations Inc., a Delaware corporation

By:	/s/ Dr. Vin Menon
Name:	Dr. Vin Menon
Title:	Chief Executive Officer

FreeT Inc., a South Korean corporation

By:	/s/ Kim Joong Il
Name:	Kim Joong Il
Title:	Vice President

Apimeds Inc., a South Korean corporation

By:	/s/ Jerry Hyukjae Lee
Name:	Jerry Hyukjae Lee
Title:	Chief Financial Officer

Lokahi Therapeutics, Inc., a Nevada corporation

By:	/s/ Erik Emerson
Name:	Erik Emerson
Title:	Chief Executive Officer

Erik Emerson, Individually,

By:	/s/ Erik Emerson

Erik Emerson, in his capacity as Bio Representative

By:	/s/ Erik Emerson
Title:	Bio Representative

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